                                                               EXHIBIT 10.26(A)

                                  AMENDMENT

     This AMENDMENT to the AGREEMENT dated November 24, 1993 between HENRY COMPANY (Henry) and PAUL H. BEEMER (Beemer) is entered into this day June 01, 1995.

                                   RECITALS

     A. In the first year operating under this agreement misunderstandings emerged relative to compensation Beemer received for overtime as covered in
Article 5.

     B. It has been agreed that changes should be made to reflect a reduction in the applicable hourly rate and to limit (in the absence of special arrangement) the use of overtime in excess of 25% of normal hours.

     C. Henry and Beemer by this AMENDMENT desire to restate certain details of Article 5. of the Agreement and it is this basis upon which Beemer will continue for the term of this Agreement to make his services available to Henry.

     Now, THEREFORE, it is mutually agreed as follows:

          1. The second paragraph of Article 5. will be changed as follows (New or changed wording is underlined):

          Henry shall have the right to request Beemer to render consulting work in excess of 118 hours per quarter, for which Beemer shall be compensated at the rate of ONE HUNDRED FIVE DOLLARS ($105.00) per hour for such services, with the understanding that if Beemer should work less than 118 hours in any one quarter, he would not receive overtime compensation in a succeeding quarter until he had made up the deficiency in hours in the preceding quarter or quarters. IN NO QUARTER

WILL BEEMER BE AUTHORIZED TO RENDER OVERTIME BILLING IN EXCESS OF 25% OF REGULAR TIME, THAT IS TO SAY, 29.5 HOURS. SHOULD SPECIAL SITUATIONS ARISE, THIS PROVISION CAN BE WAIVED BY RICHARD GORDINIER OR WARNER HENRY.

           2. This Amendment shall be implemented retroactively to January 1, 1995.

                         IN WITNESS WHEREOF, the parties hereto have executed
this Amendment as of the day and year first above written.


HENRY COMPANY


by /s/ WARNER W. HENRY                            /s/ PAUL H. BEEMER
  -------------------------------------           -----------------------------
   Warner W. Henry                                Paul H. Beemer
   Chairman and Chief Executive Officer


by /s/ RICHARD B. GORDINIER
   ------------------------------------
   Richard B. Gordinier
   President


                                       2